Exhibit 99.1

February 24, 2011

NEWS RELEASE

US GOLD ANNOUNCES THE CLOSING OF
PUBLIC OFFERING OF COMMON STOCK AND UNDERWRITERS EXERCISE OVER-ALLOTMENT OPTION

(all currency denominated in US dollars)

TORONTO, ONTARIO (February 24, 2011) US GOLD CORPORATION (NYSE: UXG) (TSX: UXG) (the “Company” or “US Gold”), an exploration company focused on gold and silver in the United States and Mexico, announced today the closing of its previously announced underwritten offering in the United States and Canada. The company sold 17,250,000 shares of common stock, including 2,250,000 shares pursuant to the underwriters’ full exercise of their over-allotment option at $6.50 per share for aggregate gross proceeds of $112.12 million, or net proceeds of $105.3 million after commissions and expenses.

US Gold intends to use the net proceeds from the offering to complete feasibility study work and acquire long lead-time capital items for the El Gallo Project in Mexico, complete pre-feasibility and feasibility work at the Gold Bar Project in Nevada, continue ongoing aggressive exploration programs in Mexico and Nevada and for general corporate purposes.

Dahlman Rose & Company, LLC and GMP Securities L.P. acted as joint book-runners for the offering and Scotia Capital Inc. and StifelNicolaus and Co. acted as co-managers for the offering.

The offering was made by way of a registration statement, which has been declared effective by the SEC, a base shelf prospectus and a prospectus supplement each of which has been filed with the SEC and each of the provincial securities regulatory authorities in Canada, other than Quebec.Copies of the final prospectus supplement including the base prospectus relating to the offering may be obtained by either contacting the underwriters at the contact information below, by accessing the SEC website, www.sec.gov, or by accessing the website maintained by the Canadian securities regulatory authorities, SEDAR, atwww.sedar.com.

In the United States from:

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

1301 Avenue of the Americas, 44th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email: ECM@dahlmanrose.com

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8 Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

In Canada from:

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8 Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective April 23, 2009. A finalprospectus supplement relating to the offering has been filed with the SEC. A shelf prospectus has been filed with the securities regulatory authorities in certain provinces in Canada and a finalprospectus supplement was filed with such regulatory authorities.

Cautionary “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information contact:

Simon Quick Projects, Mexico Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com